                                                                     EXHIBIT 5.1

                      SATTERLEE STEPHENS BURKE & BURKE LLP
                                230 Park Avenue
                               New York, NY 10169


                    May 15, 1997

Tandy Corporation
100 Throckmorton Street,
Suite 1800
One Tandy Center
Fort Worth, TX 76102

Ladies and Gentlemen:

     We have acted as counsel to Tandy Corporation, a Delaware corporation (the "Company"), in connection with the proposed offering, from time to time, by the Company of its debt securities having an aggregate initial public offering price or purchase price of up to U.S. $300,000,000 or the equivalent in foreign or composite currencies (the "Debt Securities") pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), (the Registration Statement as amended at the time when it becomes effective being herein referred to as the "Registration Statement").

     In connection therewith, we have examined and relied upon the original, or copies certified to our satisfaction, of (i) the Certificate of Incorporation and the Bylaws of the Company, as amended; (ii) minutes and records of the corporation proceedings of the Company; (iii) the Registration Statement and exhibits thereto; (iv) the form of Underwriting Agreement to be entered into among the Company and one or more Underwriters to be named therein; (v) the form of Terms Agreement to be entered into among the Company and Bear Stearns & Co., Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc and Rauscher Pierce Refsnes, Inc.; (vi) the form of Indenture, dated as of May 1, 1997, to be entered into by and between the Company and The Chase Manhattan Bank, as Trustee; and (vii) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein.

     In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion and as to the content and form of the Certificate of Incorporation, Bylaws, minutes, records, resolutions, and other documents or writings of the

Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records, and instruments furnished to us by the Company, without independent check or verification of their accuracy. We have assumed that the Terms Agreement, Underwriting Agreement, and Indenture will be executed in substantially the same form as submitted to us.

     Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

     1. The Company is a corporation duly incorporated, existing, and in good standing under the laws of the State of Delaware.

     2. The Debt Securities proposed to be sold by the Company pursuant to the Underwriting Agreement and the Terms Agreement have been duly authorized for issuance and, subject to (i) the Registration Statement becoming effective, (ii) a supplement or amendment to the prospectus, forming a part of such Registration Statement, specifying certain terms with respect to the offering of such Debt Securities being filed or mailed for filing to the Securities and Exchange Commission pursuant to Rule 424 under the Act, and (iii) compliance with any applicable Blue Sky laws, when executed by the Company, authenticated by the Trustee, and delivered and sold in accordance with the provisions of the Underwriting Agreement and the Terms Agreement, will be valid and legally binding obligations of the Company, enforceable in accordance with the terms and entitled to the benefits of the Indenture, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws now or hereafter in effect affecting the rights of creditors generally.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to us under "Legal Opinions" in the Prospectus forming a part of such Registration Statement.

                              Very truly yours,



                              Satterlee Stephens Burke & Burke LLP